Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of November 24, 2021 by and among GROWTH CAPITAL ACQUISITION CORP., a Delaware corporation (the “Company”), CEPTON TECHNOLOGIES, INC., a Delaware corporation (“Cepton”) and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Pursuant to that certain Business Combination Agreement by and among the Company, Cepton, and GCAC Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”) dated as of August 4, 2021, the Company and Cepton intend to effect a merger of Merger Sub with and into Cepton (the “Merger”) and, upon consummation of the Merger, Merger Sub will cease to exist and Cepton will become a wholly owned subsidiary of the Company.

From and after the Merger, and subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to purchase from the Company, up to One Hundred Million Dollars ($100,000,000) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Cepton, and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in Section 2(b) hereof.

(b) “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, any minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.

(c) “Accelerated Purchase Notice” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase a specified Accelerated Purchase Share Amount on the applicable Accelerated Purchase Date pursuant to Section 2(b) hereof at the applicable Accelerated Purchase Price.

(d) “Accelerated Purchase Price” means, with respect to any particular Accelerated Purchase made pursuant to Section 2(b) hereof, ninety-five percent (95%) of the lower of (i) of the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date.

(e) “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in such Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

(f) “Accelerated Purchase Share Percentage” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g) “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the applicable Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Accelerated Purchase Notice for such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage.

(h) “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i) “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, any minimum per share price threshold set forth in the applicable Additional Accelerated Purchase Notice.

(j) “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the applicable Additional Accelerated Purchase Share Amount at the Additional Accelerated Purchase Price for such Additional Accelerated Purchase in accordance with this Agreement.

(k) “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, ninety-five percent (95%) of the lower of (i) of the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, and have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date.

(l) “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

(m) “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n) “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the applicable Additional Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Additional Accelerated Purchase Notice for such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage.

(o) “Available Amount” means, initially, One Hundred Million Dollars ($100,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(p) “Average Price” means a price per Purchase Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Purchase Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Purchase Shares issued pursuant to this Agreement.

(q) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(r) “Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Market Price and (ii) $ 0.0932 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

(s) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(t) “Cepton Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of Cepton, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on Cepton, (B) any change that generally affects the industry in which Cepton operates that does not have a disproportionate effect on Cepton, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on Cepton, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) Cepton’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(u) “Closing Sale Price” means, for any security as of any date, the last closing sale price on such date for such security on the Principal Market as reported by the Principal Market.

(v) “Company Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(w) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(x) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(y) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(z) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited, once a DWAC notice is received, by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(aa) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb) “Floor Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(cc) “Maturity Date” means the first day of the month immediately following the thirty-six (36) month anniversary of the Commencement Date.

(dd) “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the tenth (10th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined in Section 5(a) below) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(ee) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ff) “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc. or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(gg) “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(hh) “Purchase Date” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives by 6:00 p.m., Eastern time, of such Business Day a valid Regular Purchase Notice that the Investor is to purchase such applicable dollar amount of Purchase Shares pursuant to Section 2(a) hereof.

(ii) “Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, the lower of: (i) the lowest Sale Price on the applicable Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date.

(jj) “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.

(kk) “Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase such applicable amount of Purchase Shares at the applicable Purchase Price as specified by the Company therein on the applicable Purchase Date for such Regular Purchase.

(ll) “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(mm) “SEC” means the U.S. Securities and Exchange Commission.

(nn) “Securities” means, collectively, the Purchase Shares and the Commitment Shares (as defined in Section 5(e) below).

(oo) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp) “Signing Market Price” means $ $9.95, representing the lower of (i) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of this Agreement or (ii) the average of the closing price of the Common Stock on the Nasdaq Global Market for the five Business Days immediately preceding the signing of this Agreement.

(qq) “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(rr) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(ss) “Transfer Agent” means Continental Stock Transfer & Trust, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(tt) “VWAP” means in respect of an applicable Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Sales of Common Stock. Following the consummation of the Merger and upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to Five Hundred Thousand Dollars ($500,000) of Purchase Shares subject to adjustment as set forth below in this Section 2(a) (as it may be adjusted below, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase, a “Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit shall be increased to up to Seven Hundred Fifty Thousand Dollars ($750,000) of Purchase Shares, provided that the Closing Sale Price of the Common Stock is not below $10.00 on such Purchase Date (as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), and (ii) the Regular Purchase Share Limit shall be increased to up to One Million Dollars ($1,000,000) of Purchase Shares, provided that the Closing Sale Price of the Common Stock is not below $12.50 on such Purchase Date. If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio to the extent, and only to the extent, of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the dollar amount (based on the applicable Purchase Price) of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided that the Investor shall remain obligated to purchase the dollar amount (based on the applicable Purchase Price) of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver Regular Purchase Notices to the Investor as often as every Business Day, so long as (i) the Closing Sale Price of the Common Stock on such Business Day is not less than the Floor Price and (ii) the Company has not failed to deliver Purchase Shares for all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Purchase Date, have theretofore been received by, the Investor as DWAC Shares in accordance with this Agreement. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices during the PEA Period.

(b) Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor by the Company’s delivery to the Investor of an Accelerated Purchase Notice from time to time, and the Investor thereupon shall have the obligation, to purchase such applicable number of Purchase Shares at the Accelerated Purchase Price on the Accelerated Purchase Date in an amount up to the Accelerated Purchase Share Amount in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only on a Purchase Date on which (i) the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Accelerated Purchase Date with respect to which the applicable Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement and (iii) the Closing Sale Price is not less than the Floor Price. If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio to the extent, and only to the extent, of the number by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice in accordance herewith (which shall be confirmed in an Accelerated Purchase Confirmation (defined below)), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date, the Accelerated Purchase Share Amount and the applicable Accelerated Purchase Price shall be set forth on a written confirmation of the Accelerated Purchase to be provided to the Company by the Investor (an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices during the PEA Period.

(c) Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, beginning one (1) Business Day following the Commencement Date and thereafter, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if the Closing Sale Price of the Common Stock on the Business Day immediately preceding the Business Day on which such Additional Accelerated Purchase Notice is delivered is not less than the Floor Price, and (iii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice in accordance with the terms of this Agreement, such Additional Accelerated Purchase Notice shall be void ab initio to the extent, and only to the extent, of the number by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice in accordance with the terms of this Agreement (which shall be confirmed in an Additional Accelerated Purchase Confirmation (defined below)), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices during the PEA Period.

(d) Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price and Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase (as applicable). If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(f) Compliance with Principal Market Rules.

(i) Exchange Cap. Subject to Section 2(f)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would be equal to or greater than a number shares of Common Stock representing 19.99% of the shares of Common Stock outstanding on the date of this Agreement (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted) (the “Exchange Cap”), unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $9.95 (the “Minimum Price”), a price equal to the lower of (i) the Nasdaq Official Closing Price (as defined by the Principal Market and as reflected on www.nasdaq.com) immediately preceding the execution of this Agreement or (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market.

(ii) At-Market Transaction. Notwithstanding Section 2(f)(i) above and subject to the prior approval of the Principal Market on which the Common Stock may be listed or quoted (to the extent required), the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price and in accordance with any other applicable rules of the Principal Market on which the Common Stock may be listed or quoted (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(f)(i) is obtained).

(iii) General. The Company shall not issue any Securities pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of the Principal Market. Furthermore, the Company agrees that it shall not issue any Securities pursuant to this Agreement if, at the time of such issuance (Y) the effectiveness of the Registration Statement registering the Securities has lapsed for any reason (including, without limitation, the issuance of a stop order or similar order) or (Z) the Registration Statement is unavailable for the sale by the Company to the Investor (or the resale by the Investor, as the case may be) of any or all of the Securities to be issued to the Investor under the Transaction Documents. The provisions of this Section 2(f) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of the Principal Market.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company and Cepton that as of the date hereof and as of the Commencement Date:

(a) Investment Purpose. The Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c) Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that each of the Company and Cepton is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of each of the Company and Cepton concerning the financial condition and business of the Company and Cepton and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s and Cepton’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisor as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company or Cepton) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(e) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) Residency. The Investor is a resident of the State of Illinois.

(i) No Short Selling. The Investor represents and warrants to the Company and Cepton that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CEPTON.

(a) Company Representations and Warranties. The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(i) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Company Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth in the Company’s Registration Statement on S-4 filed with the SEC on September 8, 2021 (the “Form S-4”).

(ii) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and subsequent to the Merger (and subject to stockholder approval to the extent of issuances in excess of the Exchange Cap) perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and other than the Merger, no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company or minutes of a meeting of the Board of Directors of the Company approving the Signing Resolutions. Except as set forth in this Agreement and the consummation of the Merger, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, or stockholders is necessary (except as provided in this Agreement) under applicable laws and the Certificate of Incorporation or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(iii) Capitalization. As of the date hereof, the authorized and issued capital stock of the Company is set forth in the Company’s Registration Statement on the Form S-4. Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has made available (provided that any documents filed with the SEC and available on the SEC’s EDGAR system shall be deemed to have been made available) to the Investor true and correct of the Company’s Certificate of Incorporation, and the Bylaws, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that, in either case, are not disclosed in the Form S-4.

(iv) Issuance of Securities. Upon consummation of the Merger, and upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon consummation of the Merger, 14,500,000 shares of Common Stock will be duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares. 200,000 of shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance as Commitment Shares (as defined below in Section 5(e)) in accordance with this Agreement. When issued in accordance with this Agreement and upon consummation of the Merger, the Commitment Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions (other than restrictions under applicable securities laws), rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(v) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the consummation of the Merger, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Company Material Adverse Effect or to result in any conflict related to the Merger. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for, or consequences of, which either individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. Except as specifically contemplated by this Agreement and any consents related to the Merger, and as required under the Securities Act or the Exchange Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement (including with respect to the receipt of stockholder approval for any issuances in excess of the Excess Cap), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. To the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(vi) SEC Documents; Financial Statements. Upon consummation of the Merger, the Company shall have filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for such period as the Company was required by law or regulation to file such material, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(vii) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(viii) No General Solicitation; No Aggregated or Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through aggregation or integration with prior offerings or otherwise, or cause this offering of the Securities to be aggregated or integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder, as of the date of this Agreement, does not contravene the rules and regulations of the Principal Market.

(ix) Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(xi) DTC Eligibility. Subsequent to the Merger, the Company, through the Transfer Agent, shall participate in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(xii) Sarbanes-Oxley. The Company is in compliance with all material provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(xiii) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(a)(xiii) that may be due in connection with the transactions contemplated by the Transaction Documents.

(xiv) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xv) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(xvi) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(xvii) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(b) Cepton Representations and Warranties. Cepton represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(i) Organization and Qualification. Cepton is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Cepton is not in violation or default of any of the provisions of its certificate of incorporation or bylaws. Cepton is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Cepton Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Cepton has no Subsidiaries.

(ii) Authorization; Enforcement; Validity. (i) Cepton has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, (ii) the execution and delivery of the Transaction Documents by Cepton and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by Cepton’s Board of Directors and no further consent or authorization is required by Cepton, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by Cepton and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of Cepton, shall constitute, the valid and binding obligations of Cepton enforceable against Cepton in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of Cepton has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. Cepton has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors of Cepton at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of Cepton. Except as set forth in this Agreement, no other approvals or consents of Cepton’s Board of Directors, any authorized committee thereof, or stockholders (except as provided in this Agreement) is necessary under applicable laws and Cepton’s certificate of incorporation and bylaws to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby.

(iii) No Conflicts. The execution, delivery and performance of the Transaction Documents by Cepton and the consummation by Cepton of the transactions contemplated hereby and thereby will not (i) result in a violation of Cepton’s certificate of incorporation or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Cepton is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to Cepton) or by which any property or asset of Cepton is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Cepton Material Adverse Effect. Cepton is not in violation of any term of or in default under its certificate of incorporation or bylaws. Cepton is not in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Cepton, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Cepton Material Adverse Effect. The business of Cepton is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Cepton Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws, Cepton is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which Cepton is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.

(iv) Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 31, 2021, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Cepton. Cepton has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does Cepton have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. Cepton is financially solvent and is generally able to pay its debts as they become due.

(v) Absence of Litigation. There is no action, suit, proceeding, inquiry or, to Cepton’s knowledge, investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Cepton, threatened against or affecting Cepton, or any of Cepton’s officers or directors in their capacities as such, which could reasonably be expected to have a Cepton Material Adverse Effect.

(vi) Acknowledgment Regarding Investor’s Status. Cepton acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Cepton further acknowledges that the Investor is not acting as a financial advisor or fiduciary of Cepton (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. Cepton further represents to the Investor that Cepton’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by Cepton and its representatives and advisors.

(vii) No General Solicitation. Neither Cepton, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(viii) Intellectual Property Rights. Cepton owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct its business as now conducted. None of Cepton’s rights in its owned and material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. Cepton does not have any knowledge of any infringement by Cepton of any trademark, trade name rights, patents, patent rights, copyrights, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and there is no claim, action or proceeding being made or brought against, or to Cepton’s knowledge, being threatened against, Cepton regarding trademark, trade name, patents, patent rights, copyright, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Cepton Material Adverse Effect.

(ix) Environmental Laws. Cepton (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) Title. Cepton has good and marketable title in fee simple to all real property owned by it and good and marketable title in all tangible personal property owned by it that is material to its business, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Cepton and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Cepton are held by them under valid, subsisting and enforceable leases with which Cepton is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Cepton.

(xi) Insurance. Cepton is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Cepton believes to be prudent and customary in the businesses in which Cepton is engaged. Cepton has not been refused any insurance coverage sought or applied for and Cepton has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of Cepton.

(xii) Regulatory Permits. Cepton possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and Cepton has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(xiii) Tax Status. Cepton has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (but only to the extent that Cepton has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the knowledge of Cepton there is no basis for any such claim.

(xiv) Transactions With Affiliates. None of the officers or directors of Cepton and, to the knowledge of Cepton, none of the employees of Cepton is presently a party to any transaction with Cepton (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Cepton, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Cepton and (iii) other employee benefits, including stock option agreements under any stock option plan of Cepton.

(xv) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by Cepton, Cepton confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. Cepton understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of the Securities. All of the disclosure furnished by or on behalf of Cepton to the Investor regarding Cepton, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Cepton acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(xvi) Foreign Corrupt Practices. Neither Cepton, nor to the knowledge of Cepton, any agent or other Person acting on behalf of Cepton, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Cepton (or made by any Person acting on its behalf of which Cepton is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(xvii) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Cepton to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(b)(xvii) that may be due in connection with the transactions contemplated by the Transaction Documents.

(xviii) Accountants. Cepton’s accountants are set forth in the SEC Documents and, to the knowledge of Cepton, such accountants are an independent registered public accounting firm as required by the Securities Act.

(xix) No Market Manipulation. Cepton has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(xx) No Disqualification Events. None of Cepton, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Cepton participating in the offering contemplated hereby, any beneficial owner of 20% or more of Cepton’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Cepton in any capacity at the time of sale (each, a “Cepton Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Cepton has exercised reasonable care to determine whether any Cepton Issuer Covered Person is subject to a Disqualification Event.

5.	COVENANTS.

(a) Filing of Current Report and Registration Statement. Each of the Company and Cepton agrees that the Company shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC, within thirty (30) days of the date of closing of the Merger, a new registration statement (as amended or supplemented or replaced with a New Registration Statement, the “Registration Statement”) covering the resale of the Purchase Shares and all of the Commitment Shares in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”), provided, however, that the Company may delay filing or suspend the use of any Registration Statement if the Company determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if the Company’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company.. The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC and, with respect to information regarding the Investor or the transaction contemplated hereby, the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject”.

(c) Listing/DTC. The Company shall take all action reasonably necessary to promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e) Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue a total of 200,000 shares of Common Stock (the “Commitment Shares”) directly to the Investor and shall deliver to the Transfer Agent on the date of this Agreement the Irrevocable Transfer Agent Instructions in the form as set forth in Section 6. The Company shall cause the Commitment Shares to be issued to the Investor as follows: (i) on the date of closing of the Merger, 50,000 shares of Common Stock shall be delivered to the Investor and (ii) on the date that is one hundred eighty (180) days after the date of closing of the Merger, 150,000 shares of Common Stock shall be delivered to the Investor. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, irrespective of any subsequent termination of this Agreement.

(f) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to the Company and Cepton, to perform reasonable due diligence on the Company and Cepton during normal business hours. Each of the Company and Cepton and their respective officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company and Cepton. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. Each of the Company and Cepton confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company, Cepton or any Person acting on their behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company and Cepton; provided the Investor shall have first provided notice to the Company and Cepton that it believes it has received information that constitutes material, non-public information, the Company and Cepton shall have at least two (2) Business Days to either (i) demonstrate that such information is not material non-public information to the satisfaction of the Investor or (ii) publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company and Cepton shall have failed to demonstrate to the Investor in writing within such time period that such information does not constitute material, non-public information, and the Company and Cepton shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, Cepton, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. Each of the Company and Cepton understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement. For the avoidance of doubt, any other taxes incurred by the Investor (including any taxes on income resulting from the transactions contemplated by this Agreement)_ shall solely be the responsibility of the Investor.

(i) Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(j) Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(k) Other Transactions. During the term of this Agreement, neither Company nor Cepton shall enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company or Cepton to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.

(l) Integration. From and after the date of this Agreement, neither the Company nor Cepton, nor or any of their respective affiliates will, and each of the Company and Cepton shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

(m) Limitation on Variable Rate Transactions. From and after the date of this Agreement until the later of the twelve (12) month anniversary of the Commencement or ninety (90) days following the termination of this Agreement (irrespective of any earlier termination of this Agreement), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock involving a Variable Rate Transaction other than with the Investor. “Variable Rate Transaction” means an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s Common Stock at the time of each such purchase, provided, however, that this Section 5(m) shall not be deemed to prohibit the issuance and sale of Common Stock pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

6.	TRANSFER AGENT INSTRUCTIONS.

(a) Commitment Shares. Upon consummation of the Merger, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form agreed to prior to the date hereof (the “Irrevocable Transfer Agent Instructions”), to issue the Commitment Shares in accordance with the terms of this Agreement. All Commitment Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that, while the Agreement is effective, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Commitment Shares, and the Commitment Shares shall otherwise be freely transferable on the books and records of the Company.

(b) Purchase Shares. On the date of the Commencement, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, irrevocable instructions in the form agreed to prior to the date hereof (the “Commencement Irrevocable Transfer Agent Instructions”) to issue the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than as contemplated by the Commencement Irrevocable Transfer Agent Instructions and any Notice of Effectiveness of Registration Statement (as defined in the Registration Rights Agreement) will be given by the Company to the Transfer Agent with respect to the Purchase Shares from and after Commencement, and no instruction or other communication to the Transfer Agent with respect to the issuance of the Purchase Shares shall be made without the approval of the Investor. The Company shall provide confirmation of receipt by the Transfer Agent of all instructions pursuant to the Commencement Irrevocable Transfer Agent Instructions with respect to Purchase Shares within one Business Day of delivery of any Purchase Notice. The Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company.

7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares as of the Commencement Date is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company and Cepton;

(b) The Merger shall have been completed and Cepton shall have become a wholly owned subsidiary of the Company;

(c) The Registration Statement covering the resale of all of the Commitment Shares and the Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC;

(d) The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) Each of the Company and Cepton shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Merger shall have been completed and Cepton shall have become a wholly owned subsidiary of the Company;

(c) The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market within the last 365 days, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, as then in effect, subject only to official notice of issuance;

(d) The Investor shall have received the opinions of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed by the parties hereto;

(e) The representations and warranties of the Company and Cepton shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and each of the Company and Cepton shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and Cepton, respectively, at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Board of Directors of the Company shall have adopted resolutions in the form previously provided to the Investor/as set forth as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose (i) of effecting purchases of Purchase Shares hereunder, 14,500,000 shares of Common Stock; and (ii) effecting the issuance of Commitment Shares hereunder 200,000 shares of Common Stock;

(h) The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

(i) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(j) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or admits in writing that it is generally unable to pay its debts as the same become due;

(k) The Company shall have delivered to the Investor (i) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and (ii) a certificate or its equivalent evidencing the good standing of the Company as a foreign corporation in any other jurisdiction where the Company is duly qualified to conduct business, in each case, as of a date within ten (10) Business Days of the Commencement Date;

(l) The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of this Agreement;

(m) The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(n) The Registration Statement covering the resale of the Commitment Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(o) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(p) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(q) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(r) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company or Cepton, or any of the officers, directors or affiliates of the Company or Cepton, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.	INDEMNIFICATION.

(a) In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which result directly and primarily from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee. The indemnity in this Section 9(a) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable and documented out-of- pocket fees and expenses of no more than one such separate counsel.

(b) In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of Cepton’s other obligations under the Transaction Documents, Cepton shall defend, protect, indemnify and hold harmless the Investor and all of its Indemnitees from and against any and all Indemnified Liabilities, actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Cepton in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Cepton contained in the Transaction Documents or any other certificate, instrument or document executed by Cepton contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which result from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee. The indemnity in this Section 9(b) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of Cepton, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by Cepton may be unenforceable for any reason, Cepton shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to Cepton by the Investor shall be conclusive evidence, absent manifest error, of the amount due from Cepton to the Investor; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non- appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by Cepton pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify Cepton in writing, and Cepton shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by Cepton in writing, (ii) Cepton has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of Cepton and the position of such Indemnitee, in which case Cepton shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel. Notwithstanding the foregoing, any indemnification provided by the Company and Cepton shall be netted against each other so as not to result in duplicate recoveries for the same Losses

10.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time subsequent to the consummation of the Merger as any of the following events occurs:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement).

(b) the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day (other than in connection with a general suspension of trading on the Principal Market), provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The Nasdaq Capital Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc., the OTCQB operated by the OTC Markets Group, Inc. or such other nationally recognized trading market (or nationally recognized successor to any of the foregoing);

(d) If at any time after the Commencement Date, the Exchange Cap is reached unless and until stockholder approval is obtained pursuant to Section 2(f) hereof. The Exchange Cap shall be deemed to be reached at such time if, upon submission of a Regular Purchase Notice or Accelerated Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market;

(e) the failure for any reason by the Transfer Agent to issue (i) the Commitment Shares to the Investor within three (3) Business Days after the date on which the Investor is entitled to receive such Commitment Shares pursuant to Section 5(e) hereof and (ii) Purchase Shares to the Investor within three (3) Business Days after the applicable Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;

(f) the Company or Cepton breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Company Material Adverse Effect or a Cepton Material Adverse Effect (as applicable) and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(g) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(h) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

(j) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice or Accelerated Purchase Notice.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which must be an Event of Default as described in Sections 10(g), 10(h) and 10(i) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person; provided that, in connection with an Event of Default described in Section 10(g), this Agreement shall only terminate if any such proceeding shall continue for sixty (60) days without being dismissed, bonded or discharged.

(b) In the event that the Commencement shall not have occurred on or before December 1, 2022, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then this Agreement may be terminated by any party at the close of business on December 1, 2022 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(e), as applicable, could not then be satisfied; provided, further, however that if the full amount of the Commitment Shares have been paid to Investor, Investor shall not have the right to terminate this Agreement pursuant to this Section 11(b).

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases (including by payment of the applicable Purchase Price) the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(g), 10(h) and 10(i)), and 11(d), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5 (excluding Sections 5(f) and 5(m)), and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. If this Agreement is terminated prior to the issuance of any Purchase Shares or prior to the completion of the Merger, Sections 5 and 6 shall not survive such termination. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to then pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Growth Capital Acquisition Corp.

300 Park Avenue, 16th Floor

New York, NY 10022

Attention: Prokopios “Akis” Tsirigakis and George Syllantavos

Email: atsirigakis@nautiluscorp.com and gs@stellaracquisition.com

With a copy to (which shall not constitute notice or service of process):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Barry I. Grossman Email: bigrossman@egsllp.com

If to Cepton:

Cepton Technologies, Inc.

399 West Trimble Road

San Jose, CA 95131

Attention: Jun Pei and Winston Fu

Email: jun.pei@cepton.com and winston.fu@cepton.com

With a copy to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Paul Sieben and Noah Kornblith

Email: psieben@omm.com and nkornblith@omm.com

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone: 312.822.9300

Facsimile: 312.822.9301

E-mail: jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

Attention: Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, Florida 33131

Telephone: 305.539.3306

Facsimile: 305.358.7095

E-mail: clayton.parker@klgates.com

Attention: Clayton E. Parker, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust

1 State Street 30th Floor

New York, NY 10004-1561

Tel: 212.845.3277

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither Company nor Cepton shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. Each of the Company and Cepton shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing, or any other public disclosure by or on behalf of the Company or Cepton relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing, or other public disclosure at least 24 hours prior to any release, filing, or public use by the Company thereof; provided however, that the Company’s obligations pursuant to this Section 12(i) shall not apply if the form and substance of such press release, SEC filing, or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby previously have been publicly disclosed by the Company in compliance with this Section 12(i). The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Company Material Adverse Effect, and Cepton agrees and acknowledges that its failure to fully comply with this provision constitutes a Cepton Material Adverse Effect.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Financial Advisor, Placement Agent, Broker or Finder. Each of the Company and Cepton represents and warrants to the Investor that, except as disclosed on Schedule, it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company and Cepton that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each of the Company and Cepton shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby. Each of the Company and Cepton shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. Each of the Company and Cepton acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. Each of the Company and Cepton therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then Company and Cepton, severally and not jointly, shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(p) Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction effected with respect to the Common Stock except as specifically stated herein.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ROWTH CAPITAL ACQUISITION CORP.

By:	/s/ Prokopios “Akis” Tsirigakis
Name:	Prokopios “Akis” Tsirigakis
Title:	Co-CEO

By:	/s/ George Syllantavos
Name:	George Syllantavos
Title:	Co-CEO and CFO

CEPTON:

CEPTON TECHNOLOGIES, INC.

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President